UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 24, 2010

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Attached are the combined special-purpose statements of selected assets, selected liabilities and parent funding of Verizon Communications Inc.’s (“Verizon”) Separate Telephone Operations, a combination of Arizona and Nevada carved-out of Verizon California Inc.; Illinois, Indiana, Michigan, Ohio and Wisconsin carved-out of Verizon North Inc.; Illinois, North Carolina and South Carolina carved-out of Verizon South Inc.; Verizon Northwest Inc., Contel of the South, Inc., Verizon West Virginia Inc. and carved-out components of Verizon Long Distance LLC, Verizon Enterprise Solutions LLC and Verizon Online LLC as of December 31, 2009 and 2008, and the related combined statements of income, parent funding, and cash flows for each of the three years in the period ended December 31, 2009. Also included are Summary Historical Combined Financial Data of Verizon’s Separate Telephone Operations and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Verizon’s Separate Telephone Operations.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

23	Consent of Independent Registered Public Accounting Firm.

99	Verizon’s Separate Telephone Operations Combined Special-Purpose Financial Statements, Summary Historical Combined Financial Data of Verizon’s Separate Telephone Operations and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Verizon’s Separate Telephone Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	March 24, 2010	/s/ Robert J. Barish
Robert J. Barish
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

23	Consent of Independent Registered Public Accounting Firm.

99	Verizon’s Separate Telephone Operations Combined Special-Purpose Financial Statements, Summary Historical Combined Financial Data of Verizon’s Separate Telephone Operations and Management’s Discussion and Analysis of Financial Condition and Results of Operations of Verizon’s Separate Telephone Operations.